LYONDELLBASELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT
LyondellBasell manages operations through six operating segments: 1) Olefins and Polyolefins-Americas; 2) Olefins and Polyolefins-Europe, Asia and International; 3) Intermediates and Derivatives; 4) Advanced Polymer Solutions; 5) Refining; and 6) Technology.

This information should be read in conjunction with our Earnings Release for the period ended September 30, 2024, including the forward-looking statements and information related to financial measures.

Olefins & Polyolefins-Americas (O&P-Americas) - Our O&P-Americas segment produces and markets olefins & co-products, polyethylene and polypropylene.

Table 1 - O&P-Americas Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income	$596	$519	$326	$1,471	$1,221
EBITDA	758	670	479	1,949	1,699
Identified items: Impairment	—	—	25	—	25
EBITDA excluding identified items	$758	$670	$504	$1,949	$1,724

Three months ended September 30, 2024 versus three months ended June 30, 2024 - EBITDA increased $88 million versus the second quarter 2024. Compared to the prior period, olefins results increased approximately $140 million driven by higher ethylene margins due to industry cracker downtime and lower ethane feedstock costs. The company's ethylene crackers operated at about 95% of capacity with the raw materials being 75% ethane and 20% other natural gas liquids. Combined polyolefins results decreased approximately $50 million driven by lower polymer margins due to increased monomer costs. Equity income increased by approximately $5 million.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - EBITDA increased $279 million versus the third quarter 2023 or $254 million, excluding an impairment of $25 million in the third quarter of 2023. Olefins results increased approximately $280 million driven by higher ethylene margins due to industry cracker downtime and lower ethane feedstock costs. Combined polyolefin results decreased approximately $5 million due to lower polypropylene margins driven by higher propylene monomer costs.

Olefins & Polyolefins-Europe, Asia, International (O&P-EAI) - Our O&P-EAI segment produces and markets olefins & co-products, polyethylene and polypropylene.

Table 2 - O&P-EAI Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income (loss)	$39	$30	$(95)	$58	$(20)
EBITDA	81	70	(45)	165	116

Three months ended September 30, 2024 versus three months ended June 30, 2024 - EBITDA increased $11 million versus the second quarter 2024. Compared to the prior period, olefins results decreased approximately $5 million due to lower volumes from planned downtime mostly offset by lower feedstock costs. The company's ethylene crackers operated at approximately 75% of capacity with about 40% of the raw materials derived from non-naphtha feedstocks. Combined polyolefins results increased approximately $10 million compared to the prior period due to moderately higher margins.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - EBITDA increased $126 million versus the third quarter 2023. Compared to the prior period, olefins results increased approximately $50 million due to increased margins driven by higher ethylene prices partially offset by higher feedstock costs. Combined polyolefins results increased approximately $95 million due to higher polyolefin product pricing in Europe. Joint venture equity income decreased approximately $15 million due to weaker margins in Asia.

Intermediates & Derivatives (I&D) - Our I&D segment produces and markets Propylene Oxide & Derivatives, Oxyfuels & Related Products and Intermediate Chemicals, such as styrene monomer and acetyls.

Table 3 - I&D Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income	$210	$392	$611	$814	$1,292
EBITDA	317	794	708	1,423	1,606
Identified items: Gain on sale of business	—	(293)	—	(293)	—
EBITDA excluding identified items	317	501	708	1,130	1,606

Three months ended September 30, 2024 versus three months ended June 30, 2024 - EBITDA decreased $477 million compared to the second quarter 2024 or $184 million excluding a gain on the sale of our Ethylene Oxide and Derivatives business of $293 million in the second quarter of 2024. Compared to the prior period, Propylene Oxide & Derivatives results decreased approximately $30 million due to lower volumes driven by planned and unplanned downtime and lower export margins. Intermediate Chemicals results decreased approximately $10 million primarily due to lower styrene margins. Oxyfuels & Related Products results decreased approximately $120 million driven by significantly lower margins as gasoline crack spreads declined.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - EBITDA decreased $391 million versus the third quarter 2023. Compared to the prior period, Propylene Oxide & Derivatives results decreased approximately $35 million due to lower derivatives and export margins. Intermediate Chemicals results increased approximately $15 million driven by higher methanol volumes and margins with higher product pricing and lower natural gas feedstock costs. Oxyfuels & Related Products results decreased approximately $375 million as margins were significantly compressed, especially relative to third quarter 2023 which benefited from unplanned industry downtime.

Advanced Polymer Solutions (APS) - Our Advanced Polymer Solutions segment produces and markets Compounding & Solutions, such as polypropylene compounds, engineered plastics, masterbatches, engineered composites, colors and powders.

Table 4 - Advanced Polymer Solutions Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating (loss) income	$(5)	$15	$(6)	$23	$(244)
EBITDA	19	40	18	94	(174)
Identified items: Goodwill impairment	—	—	—	—	252
EBITDA excluding identified items	19	40	18	94	78

Three months ended September 30, 2024 versus three months ended June 30, 2024 - Compared to the second quarter 2024, EBITDA decreased $21 million due to significantly lower automotive demand in Europe pressuring margins and volumes.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - Compared to the third quarter 2023, EBITDA increased $1 million, driven by slightly higher margins.

Refining - Our Refining segment produces and markets gasoline and distillates, including diesel fuel, heating oil and jet fuel.

Table 5 - Refining Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating (loss) income	$(92)	$(57)	$51	$(125)	$234
EBITDA	(60)	(7)	76	(12)	369
Identified items: Refinery exit costs	37	22	29	75	165
EBITDA excluding identified items	(23)	15	105	63	534

Three months ended September 30, 2024 versus three months ended June 30, 2024 - Relative to the second quarter 2024, EBITDA decreased $53 million, or $38 million excluding third quarter 2024 exit costs of $37 million and second quarter 2024 exit costs of $22 million. Compared to the prior period, volumes were lower due to unplanned downtime. Margins declined in the third quarter 2024 as the Maya 2-1-1 industry crack spread decreased by $3 per barrel to $26 per barrel driven by lower gasoline crack spreads due to weaker demand and high industry operating rates. The Houston Refinery operated at an average crude throughput of 240,000 barrels per day which corresponds to a utilization rate of 90%.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - Relative to the third quarter 2023, EBITDA decreased $136 million, or $128 million excluding third quarter 2024 exit costs of $37 million and third quarter 2023 exit costs of $29 million. Compared to the prior period, margins decreased with the Maya 2-1-1 industry crack spread decreasing approximately $15 per barrel driven by a lower gasoline and distillate cracks due to lower demand and high industry operating rates compared to the prior year. Third quarter 2024 results saw mark-to-market benefit from our commodity distillate hedging program compared to the prior period. Crude throughput decreased by approximately 8,000 barrels per day due to unplanned downtime during third quarter 2024.

Technology - Our Technology segment develops and licenses chemical and polyolefin process technologies and manufactures and sells polyolefin catalysts.

Table 6 - Technology Financial Overview

Millions of U.S. dollars	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating income	$59	$72	$134	$240	$265
EBITDA	69	84	146	271	298

Three months ended September 30, 2024 versus three months ended June 30, 2024 - EBITDA decreased $15 million compared to the prior period as licensing revenues moderated and catalyst demand remained stable.

Three months ended September 30, 2024 versus three months ended September 30, 2023 - EBITDA decreased $77 million relative to the third quarter 2023. Licensing and catalyst revenue decreased compared to the prior period which benefited from higher contract revenue milestones and strong catalyst margins and volume.

Capital Spending and Cash Balances
Capital expenditures, including sustaining maintenance and profit-generating growth projects, were $368 million during the third quarter 2024. At the end of the quarter, cash and liquid investment balances were $2.6 billion, which includes cash and cash equivalents, restricted cash and short-term investments. There were 325 million common shares outstanding as of September 30, 2024. The company paid dividends of $437 million and repurchased approximately 438 million shares during the third quarter 2024.

Table 7 - Reconciliation of EBITDA to EBITDA Excluding Identified Items by Segment
	Three Months Ended			Nine Months Ended
Millions of U.S. dollars	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
EBITDA:
Olefins & Polyolefins - Americas	$758	$670	$479	$1,949	$1,699
Olefins & Polyolefins - EAI	81	70	(45)	165	116
Intermediates & Derivatives	317	794	708	1,423	1,606
Advanced Polymer Solutions	19	40	18	94	(174)
Refining	(60)	(7)	76	(12)	369
Technology	69	84	146	271	298
Other	(10)	(7)	(26)	(25)	(44)
EBITDA	$1,174	$1,644	$1,356	$3,865	$3,870

Identified items(a):
less: Gain on sale of business:
Intermediates & Derivatives	$—	$(293)	$—	$(293)	$—
add: Impairments:
Olefins & Polyolefins - Americas	—	—	25	—	25
Advanced Polymer Solutions	—	—	—	—	252
add: Refinery exit costs:
Refining	37	22	29	75	165
Total Identified items:	$37	$(271)	$54	$(218)	$442

EBITDA excluding Identified items:
Olefins & Polyolefins - Americas	$758	$670	$504	$1,949	$1,724
Olefins & Polyolefins - EAI	81	70	(45)	165	116
Intermediates & Derivatives	317	501	708	1,130	1,606
Advanced Polymer Solutions	19	40	18	94	78
Refining	(23)	15	105	63	534
Technology	69	84	146	271	298
Other	(10)	(7)	(26)	(25)	(44)
EBITDA excluding Identified items	$1,211	$1,373	$1,410	$3,647	$4,312

(a) “Identified items” include adjustments for lower of cost or market (“LCM”), gain on sale of business, impairments in excess of $10 million in aggregate for the period and refinery exit costs.